                                 Exhibit 24 (b)


                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS,   that the undersigned hereby constitutes and
appoints Anthony J. Dury, William T. Campbell and Wilfrid D. Nelson and each of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign on the undersigned's behalf as a director or officer or both, as the case may be, of Smith Environmental Technologies Corporation (the "Company") the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 and to sign any or all amendments thereto, and other documents in connection therewith, with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                        /s/ Hugh G. Robinson
                                            ------------------------------
                                            Hugh G. Robinson
                                            ------------------------------
                                            (Name)





Dated:  November 16, 1995